UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported January 11, 2013

FIRSTMERIT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio      0-10161    34-1339938
(State or Other Jurisdiction          (Commission      (IRS Employer
of Incorporation)          File Number)      Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio     44308
(Address of Principal Executive Offices)     (Zip Code)

(330) 996-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS.

As previously announced, on September 12, 2012, FirstMerit Corporation, an Ohio corporation ("FirstMerit"), and Citizens Republic Bancorp, Inc., a Michigan corporation ("Citizens"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Citizens will merge with and into FirstMerit (the "Merger"), as described in the Current Report on Form 8-K filed by FirstMerit on September 13, 2012. The consummation of the Merger is subject to customary closing conditions, including receipt of regulatory approvals and approval of the stockholders of each of FirstMerit and Citizens. Regulatory applications have been filed with the Federal Reserve and the Office of the Comptroller of the Currency. The Merger is expected to close in the second quarter of 2013.

This Current Report on Form 8-K is being filed for the purpose of updating the unaudited pro forma condensed combined financial information combining the historical consolidated financial position and results of operations of FirstMerit and its subsidiaries and Citizens and its subsidiaries, as an acquisition by FirstMerit, that was initially included in the Current Report on Form 8-K filed by FirstMerit on November 23, 2012.  The updated unaudited pro forma combined financial information is contained in Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number        Exhibit Description

99.1
Unaudited Pro Forma Condensed Consolidated Financial Statements of FirstMerit, combining the historical consolidated financial position and results of operations of FirstMerit and its subsidiaries and of Citizens and its subsidiaries, as an acquisition by FirstMerit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTMERIT CORPORATION

By: /s/ Terrence E. Bichsel
Terrence E. Bichsel
Executive Vice President and
Chief Financial Officer

Date: January 11, 2013

EXHIBIT INDEX

Exhibit Number    Exhibit Description

99.1
Unaudited Pro Forma Condensed Consolidated Financial Statements of FirstMerit, combining the historical consolidated financial position and results of operations of FirstMerit and its subsidiaries and of Citizens and its subsidiaries, as an acquisition by FirstMerit.